EXHIBIT 14

CODE OF ETHICS

INTRODUCTION

"Quality and Integrity" has been the ongoing, constant goal for Missouri River And Gold Gem Corp.(or Missouri River). Truthfulness, honesty, fairness, to each other, our Company, and to our investors are the ethical standards by which we live and work. Each person who is an employee, officer or director of the Company is a Company "associate" and has a responsibility to deal ethically in all aspects of the Company's business and to comply fully with all laws, regulations, and Company policies. Anyone who is employed by the Company is expected to assume the responsibility for applying these standards of ethical conduct. When in doubt, employees will have the responsibility to seek clarification from the appropriate Company representative. (See Disclosure, Guidance and Approvals, below).

Each director, officer and employee of the Company is required to comply with this Code of Ethics.

CONFLICTS OF INTEREST

A CONFLICT OF INTEREST EXISTS WHEN AN INDIVIDUAL'S PRIVATE INTEREST CONFLICTS WITH THE INTERESTS OF [THE COMPANY]. WHEN AN INDIVIDUAL'S LOYALTY TO MISSOURI RIVER AND CONDUCT OF RESPONSIBILITIES AND DUTIES TOWARDS MISSOURI RIVER IS PREJUDICED BY ACTUAL OR POTENTIAL BENEFIT FROM ANOTHER SOURCE A CONFLICT OF INTEREST EXISTS.

We are confident of the individual loyalty and honesty of our associates. Good relations with investors and shareholders and the integrity of our associates are critical sources of goodwill and absolutely necessary to our success. Associates should never be in a position where their personal interests or third parties inappropriately influence their judgment on Company matters.

No associate should be subject, or even reasonably appear to be subject, to influences, interests or relationships that conflict with the best interests of the Company. This means avoiding any activity that might compromise or seem to compromise the integrity of the Company or the associate. All associates shall avoid conflicts of interests in connection with the conduct of the Company's business except as expressly permitted by this Code.

Common Sources of Conflicts.

Although it is impossible to prepare a list of all potential conflict of interest situations, conflicts of interest generally arise in four situations:

•

INTEREST OF ASSOCIATE-When an associate, a member of the associate's family or a trust in which the associate is involved, has a significant direct or indirect financial interest in, or obligation to, an actual or potential competitor of Missouri River.

•

GIFTS from shareholders or investors of the Company that might unduly influence the judgment of the Company’s Officers and Directors.

•

INTEREST OF RELATIVE-When an associate conducts business on behalf of the Company with an entity of which a relative by blood or marriage is a principal, partner, shareholder, officer, employee or representative; and

Common Sources of Conflicts (Continued):

•

MISUSE OF INFORMATION-When associate misuses information obtained in the course of Missouri River’s business.

Advance Disclosure.

Because conflicts of interest have the potential of serious abuse, all conflict of interest circumstances affecting any associate should be disclosed to the appropriate Company representative. While transactions affected by a conflict of interest must generally be avoided, there may be times when such transactions are nevertheless fair and appropriate and in the Company's best interest. An associate who believes a potential transaction that may be affected by a conflict of interest should nevertheless be pursued, must disclose all material terms of the proposed matter to the appropriate Company representative in advance. No such transaction may be pursued, however, unless it is approved in advance by the appropriate, duly authorized and disinterested officers of the Company, the board of directors or an appropriate committee thereof.

LAWFUL CONDUCT

All associates shall carry on the business of the Company in compliance with all applicable laws. Without limiting this obligation, the following conduct is prohibited:

•

Employee theft, fraud, embezzlement, misappropriation, or any form of wrongful conversion of property belonging to the Corporation or another employee.

•

Any act of fraud, deception or intentional misrepresentation against or involving the Corporation, a customer, a supplier or any other party.

•

Any act of bribery, including a promise, offer or gift of money or anything of value made or offered by an employee to:

1.

A government official or someone acting for the government; or

2.

A person employed by, or acting on behalf of any other organization with which the Corporation does business or has prospective business.

•

The destruction or alteration of Corporation records in order to falsify, conceal or misrepresent information for any purpose including any motivation to:

1.

Avoid criticism for errors of judgment or to conceal failure to follow regulatory guidelines.

2.

Falsely mislead investors or shareholders of the Company.

•

Political contributions of money, services, or other property of the Corporation that are in violation of the law when the contributions are made.

•

Violations of securities laws rules or regulations, including concealment of information required to be disclosed in filings the Corporation makes with the Securities and Exchange Commission.

MISUSE OF INFORMATION

No information obtained as a result of employment or association with the Company may be used for personal profit or as the basis for a "tip" to others unless the Company has made such information generally available to the public. This is true whether or not direct injury to the Company appears to be involved. The requirement is not limited to transactions relating to the Company stock but also applies to securities of any other company and includes any situation in which information may be used as the basis for unfair bargaining with an outsider. The public disclosure of confidential data and trade secrets relating to our business can have a material adverse effect on the Company and is prohibited.

CORPORATE OPPORTUNITIES. A CORPORATE OPPORTUNITY IS AN OPPORTUNITY USEFUL TO THE COMPANY THAT IS DISCOVERED THROUGH THE USE OF COMPANY PROPERTY, OPPORTUNITY OR POSITION AS A COMPANY ASSOCIATE.

Associates are prohibited from taking corporate opportunities for themselves. When an associate uses corporate property, corporate information or corporate position for personal gain, he or she is taking a corporate opportunity. You must use corporate opportunities only for advancing the legitimate business interests of the Company.

COMPLETE TRUTHFUL AND FULL DISCLOSURES IN PUBLIC FILINGS

The Company's filings made under the Securities Exchange Act of 1934, such as quarterly and annual reports and proxy statements, are to contain all required disclosures. All such filings shall provide required information in a full, fair, accurate, timely, and understandable manner. The Company has procedures in place to achieve these goals with respect to securities reports and shareholder communications.

ACCOUNTING MATTERS

The Company's financial statements and books and records on which they are based must accurately reflect all corporate transactions. All receipts and disbursements of corporate funds shall be promptly and properly recorded on the Company's books, and the Company's records must disclose the nature and purpose of the transactions. The Company's investors, creditors and other decision makers rely on its records and have a right to information, which is timely and accurate.

•

All employees and management shall cooperate fully with the independent auditors of the Company and under no circumstances withhold any information from them.

•

A director, officer or employee may not maintain the Company's accounting or other records, or cause them to be maintained, in such a way that they do not reflect the true nature of transactions, account balances or other matters with clarity and completeness.

•

A director, officer or employee may not establish for any purpose an unauthorized, undisclosed, or unrecorded fund or asset account involving Company assets.

•

A director, officer or employee may not allow transactions with a vendor, agent, or any other party to be structured or recorded in a way not consistent with normal business practice or generally accepted accounting principles.

•

No false, incomplete, misleading or artificial entries or records shall be made on the books or records of the Company or its subsidiaries for any reason.  The shifting of charges or costs to inappropriate accounts is prohibited.

ACCOUNTING MATTERS (CONTINUED):

•

No payment on behalf of the Company shall be made or approved with the understanding that it will or might be used for something other than the stated purposes.

•

No undisclosed or unrecorded corporate funds shall be established for any purpose, nor shall the Company funds be placed in any personal or noncorporate account.

•

"Slush funds" or similar off-book accounts, where there is no accounting for receipts or expenditures on corporate books, are prohibited.

A system of internal accounting controls shall be maintained which is sufficient to provide reasonable assurances that transactions:

•

are executed in accordance with management's authorization,

•

are recorded in a manner that permits preparation of the Company's financial statements in conformity with generally accepted accounting principles and applicable regulations, and

•

are recorded so as to maintain accountability for the Company's assets.

No officer or employee acting on behalf of the Company shall engage in any activity which circumvents or seeks to circumvent the Company's systems of internal controls.

DISCLOSURE, GUIDANCE AND APPROVALS

This Code permits or requires associates in various situations to disclose certain facts to, and seek guidance or obtain approval from "appropriate Company representatives".

For each associate, the "appropriate Company representative" is as follows:

•

In the case of any officer or management employee (other than the CEO, President, CFO or Controller) the appropriate Company representative is the Chief Financial Officer. If such employee has concerns regarding the Chief Financial Officer's objectivity or independence with respect to the matter, the appropriate Company representative is the Chief Executive Officer or the President.

•

In the case of the Chief Executive Officer, the President, the Chief Financial Officer or the Controller, and any director, the appropriate Company representative is the Chairman of the Board of Directors.

These are the persons associates should contact to seek guidance, to clarify issues and to obtain confirmation that a particular course of conduct or transaction is permissible or impermissible under this Code.

[The balance of this page has been intentionally left blank.]

CERTIFICATIONS

Officers, Directors and Employees are required periodically to certify their understanding of and intent to comply or past compliance with this Code.

Any officer or employee who violates this Code of Ethics is subject to possible suspension or other disciplinary action, including discharge. Any officer or employee who assists in, or knowingly fails to report, a violation of this Code is also subject to suspension, discharge or other appropriate action. Any officer or employee who suspects a violation of these policies (including any material transaction or relationship that gives rise to a conflict of interest which to the knowledge of such officer or employee has not been disclosed to the appropriate persons) should inform the Board of Directors.

ADOPTED AND ACCEPTED BY THE BELOW SIGNED DIRECTORS OF MISSOURI RIVER AND GOLD GEM CORP.

Signed this 16th day of February 2004.

/s/ Martyn A. Powell

Martyn A. Powell

/s/ John A. Powell

John A. Powell